Exhibit 10.1

DATED 30 March 2004

HBI SALES PRIVATE LIMITED

(1)

ZACAN HOLDINGS PROPRIETARY LIMITED

(2)

ICT/EUROPETEC LIMITED

(3)

MIR TECHNOLOGIES LLC

(4)

- and --

INFRABLUE LIMITED

(5)

AGENCY EXPLOITATION AGREEMENT
for the commercial exploitation
of the InfraBlue Technology

THIS AGENCY AGREEMENT is made the 30th day of March 2004

B E T W E E N :
(1)	HBI SALES PRIVATE LIMITED a company registered in Asia whose registered office is situate at 204A Mittal Towers, 6 M.G. Road, Bangalore 560 001, India ("the First Licensor ");
(2)	ZACAN HOLDINGS PROPRIETARY LIMITED a company registered in Australia whose registered office is situate at Level 5, 49 Market Street, Sydney, New South Wales, Australia ("the Second Licensor");
(3)	ICT/EUROPETEC LIMITED a company registered in England and Wales whose registered office is situate at 4 Bedford Row, London WC1R 4DF ("the Third Licensor");
(4)

MIR TECHNOLOGIES LLC a company registered in the United States whose registered office is situate at Agents and Corporations Inc., 1201 Orange Street, Suite 600, City of Wilmington, New Castle County, Delaware 19801, United States ("the Fourth Licensor") and

(5)	INFRABLUE LIMITED (a limited company registered in England and Wales) whose registered office is situated at A1 Company Services Limited, 788-790 Finchley Road, London NW11 7TJ ("the Agent").
WHEREAS RECITALS
1.

The First Licensor entered into a Licence Agreement with Public Lock Inc. on the 6th October 2003 by which it was granted a licence to use, deal with and generally exploit the Rights (but not to sell, lease or otherwise dispose of the same) in the Territory defined as Asia.

2.

The Second Licensor entered into a Licence Agreement with Public Lock Inc. on the 6th October 2003 by which it was granted a licence to use, deal with and generally exploit the Rights (but not to sell, lease or otherwise dispose of the same) in the Territory defined as Australia.

3.

The Third Licensor entered into a Licence Agreement with Public Lock Inc. on the 6th October 2003 by which it was granted a licence to use, deal with and generally exploit the rights (but not to sell, lease or otherwise dispose of the same) in the Territory defined as Europe.

4.

The Fourth Licensor entered into a Licence Agreement with Public Lock Inc. on the 6th October 2003 by which it was granted a licence to use, deal with and generally exploit the Rights (but not to sell, lease or otherwise dispose of the same) in the territory defined as USA and Canada.

5.

The First Licensor, the Second Licensor, the Third Licensor and the Fourth Licensor have agreed that it would be commercially advantageous for each of them to join together in the appointment of one agent to exploit the rights granted to each of them under their respective License Agreements and have agreed to appoint the Agent upon the terms and conditions of this Agreement.

6.

The First Licensor, the Second Licensor, the Third Licensor and the Fourth Licensor have agreed that, wherever commercially possible or reasonable, they shall act with one voice and provide one set of instructions to the Agent but that each shall, where necessary or desirable, be able to individually to apply the terms of this Agreement to their own Territory and licence agreement.

IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION In this Agreement the following words and expressions will have the following meanings:
	"Business Day"	any day other than a Saturday or Sunday or statutory Bank Holiday;
	"Duties	duties of the Agent in relation to the commercial exploitation of the rights as set out in the Schedule 1 to this Agreement;

	"Exploitation Forecast"	the forecasts of income and expenditure for the exploitation set out in Schedule 2 to this Agreement;
	"Licensor"	any one of the First Licensor, the Second Licensor, the Third Licensor or the Fourth Licensor;
	"Minimum"	the sum of L 448,000;
	"The Payment"	25% of the Turnover;
	"Period"	each calendar quarter;
	"Rights"	the intellectual property rights to the technology and software for the InfraBlue Technology listed in Schedule 3 including all future upgrades;
	"Territory"	the respective territory or territories defined in each licence agreement referred to above;
	"Turnover"	the gross income (exclusive of VAT) from the Exploitation of the Rights.
Definitions used in this Agreement shall apply to each Licensor mutatis mutandis
2.	DUTIES OF THE AGENT The agent will commercially exploit the rights and will:

(i) carry out its Duties and use its best endeavours to achieve an exploitation result in accordance with the Exploitation Forecast.

(ii) accept and carry out work and services related to the exploitation in accordance with instructions and direction given by the Licensors for each of their territories.

(iii) participate in at least one monthly management meeting with the Licensors or as they may direct and report the exploitation results for the month in a format directed by the Licensors or as they may direct.

(iv) participate as may from time to time be required in any other meeting with the Licensors or as they may direct.

(v) accept the directors and requests from the Licensors and carry out work resulting from the directions and requests in a proper manner.

3.	PAYMENT TO THE AGENT

3.1 In consideration of the Agent carrying out the Duties and giving the warranty in clause 4, the Licensors jointly agree that the Agent shall be entitled to an aggregate sum equal to the Payment.

3.2 The Payment shall be made to the Agent within fourteen (14) Business Days of the finalisation of the Accounts of the Partnership in respect of each period.

3.3 A Certificate in writing signed by the Licensors stating the total amount due to the Agent shall in the absence of manifest error be conclusive evidence thereof.

4.	WARRANTY

(i) The agent hereby confirms that the Exploitation Forecast is reasonable and expresses the Agent's current expectations of turnover and Costs as a result of the exploitation of the Rights.

(ii) The Agent warrants to the Licensors that the aggregate Turnover in any Period as a result of the Agent carrying out the Duties shall not be less than the Minimum in respect of the first thirty six (36) calendar months from the date hereof.

5.

INDEMNITY

The Agent agrees to indemnify and keep indemnified the Licensors from and against any and all losses, costs, damages, claims, demands, expenses and liabilities incurred or suffered (together with legal fees and costs incurred thereon) by the Licensors as a result of any breach by the agent or its agents, employees, licensees or customers pursuant to the terms of this Agreement provided that such liability has not been incurred by the Agent through any default by the Licensors.

6.	NON COMPETITION

For so long as this Agreement is in existence in relation to one or more of the Licensors, the Agent undertakes and covenants with the First Licensor, the Second Licensor, the Third Licensor and the Fourth Licensor individually covenants that it will not during the subsistence of this Agreement and for a term of one year after its termination (howsoever terminated), deal with, exploit, sell, distribute or otherwise be involved or interested in, whether directly or indirectly, any software or technology which is similar to or in competition with the Rights

7.	PROPERTY AND CONFIDENTIALITY IN THE RIGHTS
7.1 The Rights contain confidential information of the Licensors and all copyright, trademarks and other intellectual property rights in the Rights are the exclusive property of the Licensors.
7.2 The Agent shall not:

7.2.1 save as provided or agreed by the Licensors make up backup copies of the Rights;

7.2.2 reverse compile, copy or adapt the whole or any part of the Rights;

7.2.3 assign, transfer, sell, lease, rent, charge or otherwise deal in or encumber the Rights or use the Rights on behalf of any third party or make available the same to any third party

7.3 The Agent shall:

7.3.1 keep confidential the Rights and limit access to the same to those of its employees, agents and sub-contractors who either have a need to know or who are engaged in the exploitation of the Rights;

7.3.2 maintain an up to date written record of the number of copies of the Rights and their location and upon request forthwith produce such record to the Company;

7.3.3 notify the Licensors immediately if the Agent becomes aware of any unauthorised use of the whole or any part of the Rights by any third party; and

7.3.4 without prejudice to the foregoing take all such other steps as shall from time to time be necessary to protect the confidential information and intellectual property rights of the Licensors in the Rights.

7.4 The Agent shall inform all relevant employees, agents and sub-contractors that the Rights constitute confidential information of the Licensors and that all intellectual property rights therein are the property of the Licensors and the Agent shall take all such steps as shall be necessary to ensure compliance by its employees, agents and sub-contractors with the provision of this clause 7.

8.	TERMINATION

(i) This Agreement shall terminate in the event of either of the parties giving to the other not less than thirty (30) Business Days notice in writing at any time after the third anniversary of this Agreement.

(ii) The Licensors, or any one of the Licensors in respect of its own rights or territories, may terminate this Agreement at any time upon giving not less than thirty (30) Business Days notice in writing at any time.

(iii) This Agreement may be terminated forthwith by either party if the other shall convene a meeting of its creditors or if a proposal shall be made for voluntary arrangement or a proposal for any other composition scheme or arrangements with (or assignment for the benefit of) its creditors or if the other shall be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or if a Trustee, Receiver or Administrative Receiver or similar officer is appointed in respect of all or any part of the business or assets of the other or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding-up of the other or for the making of an administration order (otherwise done for the purpose of an amalgamation or reconstruction)

(iv) In the event of termination for whatever reason the Agent shall forthwith pass to the Licensors all documents, samples and publicity promotional and advertising material in its possession or under its control and shall forthwith cease to make any representation that it is in any way involved with the Licensors.(v) Termination for whatever reason shall not affect the right of the Agent to receive monies referred to in clause 3 where such monies have been earned prior to the date of termination.

(vi) The agent agrees that it shall not be entitled to any compensation in the event of this Agreement being terminated for whatever reason.
9.	ENTIRE AGREEMENT

The parties acknowledge that this Agreement constitutes the whole agreement between the parties and shall supersede any prior agreements between the parties whether written or oral and that any such prior agreements are cancelled as at the date hereof.

10.	NO PARTNERSHIP
The parties confirm that they are not partners or joint venturers.
11.	FORCE MAJEURE

If due performance of this Agreement by either party hereto is affected in whole or in part by reason of any event, omission, accident or other matter beyond the reasonable control of such party, such party shall give prompt notice thereof to the other party and shall be under no liability for any loss, damage, injury or expense (whether direct or consequential) suffered by the other party or parties due to the affected performance. Such party shall use all reasonable efforts to avoid or overcome the causes affecting performance and shall fulfil all outstanding performance as soon as it becomes practicable to do so.

12.	WARRANTIES AND INDEMNITIES

12.1 Each party hereby represents and warrants to the other that there are no material agreements, licences or obligations known to it what would affect this Agreement other than previously disclosed by it and that each had dealt with the other in negotiating this Agreement with good faith

12.2 Each party represents and warrants to the other that:

(i) the making and performance of this Agreement are within its powers and do not contravene any law or contractual restriction on it;

(ii) there are no pending or threatened claims, actions or proceedings which would be reasonably likely to affect materially and adversely the financial condition of the that party;

12.3 The parties undertake to each other that each of them will indemnify and keep the other indemnified from and against any and all losses, costs, claims, demands, actions or liabilities suffered or incurred directly or indirectly by the other as a result of the breach by that party of any of the warranties referred to above.

13.	NOTICES AND OTHER MATTERS

13.1 Any notice to be given pursuant to the terms of this Agreement shall be in writing delivered by hand or by first class mail or by facsimile. Any such notice shall be delivered (i) in the case of a company registered in England and Wales, to its registered office address or to such other address in England as may subsequently be notified by notice given pursuant to the terms of this clause, and (ii) in the case of an individual, or of an organisation other than a company registered in England and Wales, to an address in England notified by notice given pursuant to the terms of this clause. Any notice given shall be deemed to be given, in the case of a notice delivered by hand, on the Business Day following receipt, in the case of a notice delivered by pre-paid first class mail from England, three Business Days after posting, and in the case of a notice given by facsimile, on the first Business Day following transmission. In proving service by mail it shall be sufficient to show that the envelope containing the notice was properly addressed, stamped and posted.

13.2 No failure or delay on the part of any party to exercise any power, right or remedy under this agreement shall operate as a waiver thereof nor shall any single or partial exercise by that party of any power, right or remedy preclude any other or further exercise of any other power, right or remedy. The remedies of each of the parties provided by this Agreement are cumulative and are not exclusive of any remedies provided by law.

13.3 If any provision of this agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

13.4 This agreement shall be governed by and construed in accordance with English law and shall be subject to the exclusive jurisdiction of the English Courts.
14.	ASSIGNMENT

This Agreement shall not be assigned by any party without the written consent of the others save that in the case of an assignment by one of the Licensors consent shall not be necessary from the other Licensors and the Agent shall not be entitled to unreasonably withhold or delay its consent.

15.	AGREEMENT MODIFICATION

Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorised representatives of the parties hereto.

IN WITNESS WHEREOF the parties have executed this instrument as a deed and have delivered it upon dating it.

SCHEDULE 1 The Agent's Duties
The Agent will commercially exploit the Rights and its duties will include, but are not restricted to, the following:

(i) carrying out its Duties and using its best endeavours to achieve an exploitation result in accordance with the exploitation forecast;

(ii) accepting and carrying out work and services related to the exploitation in accordance with instructions and directions given by the Licensors;

(iii) participating in at least one monthly management meeting with the Licensors or as they may otherwise direct and reporting the exploitation results for the month in a format directed by the Licensors;

(iv) participating as may from time to time be required in any other meeting with the Licensors or as they may otherwise direct;

(v) accepting the directions and requests from the Licensors or as they may otherwise direct and carrying out work resulting from the directions and requests in a proper manner;

(vi) providing quarterly reviews of the public reactions to the Rights and a financial comparison between actual performance and results against those in the Exploitation forecast;

(vii) discussing possible changes to the financial assumptions in sufficient time before the end of the financial year to enable budgets to be prepared for the following year;

(viii) undertaking any other duties or activities relating to the Rights which may reasonably be requested by the Licensors.

SCHEDULE 2 Exploitation Forecast

SCHEDULE 3 The Rights

INTRODUCTION

Public Lock Inc. is in a unique position with the InfraBlue being the first Bluetooth software and device for connecting a smart phone or PDA ("Personal Digital Assistant") to a projector or other type of presentation equipment. The InfraBlue is renowned for being both intuitive and easy-to-use as well as ensuring a high security level. The InfraBlue technology is owned by Public Lock Inc. "the Company". The Company has a range of reseller and exploitation agreements in place for the Asian, Australian, North American and European markets.

BACKGROUND

Throughout the world, there is virtually an army of people giving presentation on a daily basis. A solid presentation is required in order to convey knowledge or a message that can have a material impact on an individual's or group's success. The presenter must prepare his/her thoughts, create a presentation and then deliver the message. Today the delivery component is typically done with a computer that is connected to a projector. For the many thousands who travel to give presentations, a laptop is normally brought along to connect to the projector. There are a number of practical inhibitors in the way things are done today.

A laptop is often a relatively heavy and expensive piece of equipment, often with a weight of 3 kilograms or more and costing from 1,000 GBP and upwards. In addition, if it is lost or stolen, it can pose a great security risk for the individual as well as the whole company, since very few people have a separate laptop merely for presentations. Most users have all their e-mails, Word and Excel documents etc. on the same machine. So, sensitive information can potentially fall into the wrong hands as well as information being lost forever.

To sum up, for many professionals a laptop is both prohibitively expensive to own, laborious to travel with as well as an inherent security risk.

Luckily, there is no longer a need for the inconvenience and safety risk of lugging along a laptop to give presentations. With InfraBlue, presenters simply need to bring the 110-gram device and their "PDA" or "mobile smart phone" (a breed of phones introduced around 2001/2002 with which the user can surf the internet, receive and reply to e-mails, synchronize it with his/her calendar, take photos etc).

This is something a large number of the professionals on the move already own to keep their lives organised. Portability is quickly becoming the global standard. The army of "mobile professionals" that constantly travel can stay connected with their company and the outside world through one single (a smart phone or PDA). Therefore, the dependency on a laptop will decrease over time and products like InfraBlue will prevail.

PRODUCTS AND SERVICES

InfraBlue is a complete presentation solution that provides users with a simple, fast, flexible and secure tool for the delivery of high-quality colour presentations using their handheld device, i.e. smart phones (a new breed of phones based on the Symbian platform, for example Nokia 3650 and 7650 or Ericsson P800 and P900, with which the user can surf the internet, receive and reply to e-mails, synchronise it with his/her calendar etc), and PDA's (Personal Digital Assistant based on the Symbian platform, i.e. the Pocket PC type of PDA's) as a remote control and without the need of a laptop.

The InfraBlue technology can be used for the production of two different versions to cater to different markets; one where the transfer of information is done via an infrared connection (IrDa) and another where it is done via Bluetooth version (BT). The latter will become the primary version in the years to come.

The key features for the InfraBlue are as follows:

  PowerPoint presentations: using your PDA or smart phone as a wireless remote control.

  Slide show outline: With InfraBlue, upcoming slides are visible in advance on the PDA or smart phone, i.e. before shown on the screen, so it gives the person doing the presentation great flexibility; not all slides may be relevant for all audiences.

  Instant photo display: today smart phones and PDA often come with built-in cameras (or such can be bought separately and easily attached when needed). Photos taken with them can then be transferred directly via the device to the projector.

  "Screen capture" display: Practical in for instance demonstrations - "how to use the smart phone or PDA".

  Stand-alone ability: Convenient for exhibitions, fairs, shop windows, info kiosks etc.

MARKET DEFINITION

The Company does not intend to sell its products directly to the consumers. The Company's primary distribution channels will be outlets for consumer electronics, resellers and distributors of mobile phones, PDA's, data projectors, electronic equipment and related accessories worldwide, as well as OEM relationships that will see the InfraBlue technology being embedded into other equipment. These distribution channels will then sell the InfraBlue device to the end user.

The target consumer will be the "mobile professionals" - business people who travel frequently and have to give presentations frequently. The market for this kind of product (both smart phones, PDA's and data projectors) has already proven to be a multi-million market, and it is the aim and ambition of the Company to claim a major segment of this market.

MARKETING AND SALES STRATEGY

In terms of the company's strategic plan, the Company is being launched to market in partnership with suitable resellers and exploiters. The purpose of such a partnership being to:

Accelerate the market acceptance of InfraBlue through harnessing the credibility and business networks of the partners, OEM's etc

Gain access to as many markets as fast as possible utilising resellers in Asia, Australia, US and Europe

Benefit from the partner's sales and marketing resources

To accelerate the Company's growth, reseller agreements has been entered into with the following resellers-

USA & Canada - Australia - India - Europe-	Mir Technologies LLC Zacan Holdings Proprietary Limited HBI Sales Private Limited ICT/Europetec Limited

REVENUE

The Company's revenue is generated from sales of devices to wholesalers and distributors of mobile phones, PDA's, data projectors, electronic equipment and related accessories worldwide as well as license fees from OEM agreements and associated royalty payments.

With minimal competition operating in this market, the company aims to establish itself as a market leader and with a relative high margin on the InfraBlue product, the Company aims to become cash positive within the first year of operation

IN WITNESS WHEREOF the parties have executed this instrument as a deed and have delivered it upon dating it.

EXECUTED As A Deed By
HBI SALES PRIVATE LIMITED
Acting By
A Director And By
A Director/Secretary

In The Presents Of

Witness Signature  /s/ Lone Christensen

Name Lone Christensen

Address 1 Court Royal

              London SW152B2

Occupation  PA

) ) ) ) )	/s/ Peter Hilton ......................................................... Director .......................................................... Director/Secretary

EXECUTED As A Deed By
ZACAN HOLDINGS PROPRIETARY LIMITED
Acting By
A Director And By
A Director/Secretary

In The Presents Of

Witness Signature

Name .................................................

Address ...............................................

               ...............................................

Occupation ...........................................

) ) ) ) )	/s/ Bob Spears ......................................................... Director .......................................................... Director/Secretary

EXECUTED As A Deed By
ICT/EUROTETEC LIMITED
Acting By
A Director And By
A Director/Secretary

In The Presents Of

Witness Signature

Name .................................................

Address ...............................................

              ...............................................

Occupation ...........................................

) ) ) ) )	......................................................... Director /s/ John Bailey .......................................................... Director/Secretary

EXECUTED As A Deed By
MIR TECHNOLOGIES LLC
Acting By
A Director And By
A Director/Secretary

In The Presents Of

Witness Signature  /s/ Rebecca Poncini

Name Rebecca Poncini

Address 7131 Spices Drive

              Citeus Heights CA 9521

Occupation  Engr. Tech

) ) ) ) )	/c/ Tim Cocker ......................................................... Director .......................................................... Director/Secretary

EXECUTED As A Deed By
INFRABLUE LIMITED
Acting By
A Director And By
A Director/Secretary

In The Presents Of

Witness Signature  /s/ Simon Lovejoy

Name Simon Lovejoy

Address 19A Woodville Road

              Brent Cross

Occupation  Graphic Designer

) ) ) ) )	/s/ Mitchell Johnson ......................................................... Director .......................................................... Director/Secretary

InfraBlue Wireless Data Transfer Technology

FINANCIAL PROJECTIONS

		Projected Year 1	Projected Year 2	Projected Year 3	Projected Year 4	Projected Year 5	Projected Year 6	Projected Year 7	Projected Year 8	Projected Year 9	Projected Year 10
	Infrared	*1,500*	*2,500*	*3,500*	-	-	-	-	-	-	-
	Bluetooth	*3,000*	*3,500*	*4,900*	*6,860*	*9,604*	*13,446*	*18,824*	*26,353*	*36,895*	*51,653*
Total no of sold units		*4,500*	*6,000*	*8,400*	*6,860*	*9,604*	*13,446*	*18,824*	*26,353*	*36,895*	*51,653*
Number of OEM deals		2	3	4	5	6	7	8	9	10	11
(EURO's)											
Revenue Forecast											
Revenue from infrared product		300,000	500,000	700,000	0	0	0	0	0	0	0
Revenue from bluetooth product		1,050,000	1,225,000	1,715,000	2,401,000	3,361,400	4,705,960	6,588,344	9,223,682	12,913,154	18,078,416
OEM license revenue		300,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000	1,500,000	1,650,000
Royalty payments		2,000,000	3,000,000	4,000,000	5,000,000	6,000,000	7,000,000	8,000,000	9,000,000	10,000,000	11,000,000
Cost of production		562,500	750,000	1,050,000	857,500	1,200,500	1,680,700	2,352,980	3,294,172	4,611,841	6,456,577
Total Revenue		**3,087,500**	**4,425,000**	**5,965,000**	**7,293,500**	**9,060,900**	**11,075,260**	**13,435,364**	**16,279,510**	**19,801,313**	**24,271,839**
	Increase in %		*43%*	*35%*	*22%*	*24%*	*22%*	*21%*	*21%*	*22%*	*23%*
Cost of Sales ie Exploitor (20%)		617,500	885,000	1,193,000	1,458,700	1,812,180	2,215,052	2,687,073	3,255,902	3,960,263	4,854,368
	% of Revenues	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%
Operating Income		2,470,000	3,540,000	4,772,000	5,834,800	7,248,720	8,860,208	10,748,291	13,023,608	15,841,051	19,417,471
	% of Revenues	80%	80%	80%	80%	80%	80%	80%	80%	80%	80%
Accumulated Income		2,470,000	6,010,000	10,782,000	16,616,800	23,865,520	32,725,728	43,474,019	56,497,627	72,338,678	91,756,149

Assumptions

Gross margin on infrared product	€ 200
Gross margin on bluetooth product	€ 350
Average OEM license	€ 150,000
Average total royalty payment from OEM	€ 1,000,000
Cost of unit production	€ 125